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                                                                 EXHIBIT 23.1(B)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Form S-4 of our report dated January 20, 1998 except for Note 13 as to which the date is February 28, 1998 on our audits on the consolidated financial statements and financial statement schedule of RFS Hotel Investors, Inc as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 which report is included in RFS Hotel Investors, Inc.'s Annual Report on Form 10-K. We also consent to the references to our firm under the caption "Experts."

                                          /s/ Coopers & Lybrand L.L.P.

                                          COOPERS & LYBRAND L.L.P.

Memphis, Tennessee
May 15, 1998